UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2008

FSP PHOENIX TOWER CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52559	20-3965390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880-6210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

FSP Phoenix Tower Corp. (the “Registrant”) is a Delaware corporation formed to purchase, own, operate, improve and reposition in the marketplace a thirty-four story multi-tenant office building containing approximately 629,054 rentable square feet of space located on approximately 2.1 acres of land in Houston, Texas (the “Property”).  The Registrant operates in a manner intended to qualify as a real estate investment trust, or REIT, for federal income tax purposes.  The Registrant acquired the Property through a limited partnership, FSP Phoenix Tower Limited Partnership (the “Borrower”), of which the Registrant is the sole limited partner and of which FSP Phoenix Tower LLC, a wholly-owned subsidiary of the Registrant, is the sole general partner.  The sole business of the Borrower is to own and operate the Property; the sole business of each of FSP Phoenix Tower LLC and the Registrant is to hold the equity interests of the Borrower.

On December 4, 2008, the Borrower entered into a Secured Promissory Note (Revolving) (the “Note”) in favor of Franklin Street Properties Corp. (the “Lender”) to evidence a revolving line of credit facility for $15,000,000.00 (the “Loan”).  The Borrower is an affiliate of the Lender.  Pursuant to the Note, the Borrower may borrow, repay and reborrow funds in the form of advances from the Lender from time to time so long as no event of default exists, provided; however, that the aggregate principal amount of all advances outstanding at any time shall in no event exceed $15,000,000.00.  The Borrower is required to pay the Lender a fee in an amount equal to 0.50% of each advance. The proceeds of the Loan are anticipated to be used for capital improvements and/or to pay operating expenses of the Property, including without limitation, tenant improvement allowances and leasing commissions.  The Borrower is obligated to pay interest only on the outstanding principal amount of each advance from the date of such advance until payment in full of such advance at a per annum interest rate equal to the LIBOR Rate.  The LIBOR Rate means the per annum rate of interest reported in the Wall Street Journal as the “Latest”, “One month”, “London interbank offered rate, or Libor” plus three hundred (300) basis points.  The outstanding principal amount of the Loan, together with any accrued but unpaid interest, shall be due and payable on the earlier to occur of (i) November 30, 2011 and (ii) the date on which an event of default shall have occurred.  The Note may be prepaid in whole or in part at any time without premium or penalty.

The Note is secured by a Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated December 4, 2008 from the Borrower in favor of the Lender (the “Deed of Trust”) (the Note and the Deed of Trust are collectively referred to as the “Loan Documents”).  The Deed of Trust constitutes a lien against the Property and has been recorded in the land records of Harris County, Texas.  The Loan Documents contain customary representations and warranties, as well as customary events of default and affirmative and negative covenants.

The Registrant has in the past engaged in and currently engages in related party transactions with the Lender and its subsidiaries FSP Investments LLC and FSP Property Management LLC (collectively “FSP”).  The Registrant expects to continue to have related party transactions with FSP in the form of management fees paid to FSP to manage the Registrant on behalf of its stockholders.  FSP Property Management LLC currently provides the Registrant with asset management and financial reporting services.  The asset management agreement between the Registrant and FSP Property Management LLC requires the Company to pay FSP Property Management LLC a monthly fee equal to one percent (1%) of the gross revenues of the Property.  The asset management agreement between the Registrant and FSP Property Management LLC may be terminated by either party without cause at any time, upon at least thirty (30) days’ written notice.

The Registrant was organized in December 2005 by FSP Investments LLC (member, FINRA and SIPC), a wholly-owned subsidiary of the Lender.  FSP Investments LLC acted as a real estate investment firm and broker/dealer with respect to (a) the organization of the Registrant, (b) the acquisition of the Property and (c) the sale of equity interests in the Registrant.  The Lender holds the sole share of the Registrant’s common stock, $.01 par value per share (the “Common Stock”).  Between March 2006 and September 2006, FSP Investments LLC completed the sale of equity interests in the Registrant through the offering on a best efforts basis of 1,050 shares of preferred stock, $.01 par value per share (the “Preferred Stock”).  The Registrant sold the Preferred Stock for an aggregate consideration of approximately $104,316,000 in a private placement offering to 789 "accredited investors" within the meaning of Regulation D under the Securities Act of 1933.  Between March 31, 2006 and September 22, 2006, the Registrant held 10 investor closings, at each of which shares of Preferred Stock were sold and funds were received.  On September 22, 2006, the Lender purchased 48 shares of Preferred Stock (approximately 4.6% of the 1,050 shares sold) of the Company for $4,116,000, representing $4,800,000 at the offering price net of commissions of $384,000 and fees of $300,000 that were excluded. Prior to purchasing any shares of Preferred Stock, the Lender agreed to vote any shares held by it on any matter presented to the holders of Preferred Stock in a manner that approximates as closely as possible the votes cast in favor of and opposed to such matter by the holders of the Preferred Stock other than the Lender and its affiliates. For purposes of determining how the Lender votes its shares of Preferred Stock, abstentions and non-votes by stockholders other than the Lender are not considered.

The Note and the Deed of Trust are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. The foregoing summaries of the Note and the Deed of Trust are qualified in their entirety by the complete text of the Note and the Deed of Trust filed herewith.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FSP PHOENIX TOWER CORP.

Date: December 9, 2008	By:	/s/ George J. Carter
George J. Carter President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Secured Promissory Note (Revolving), dated December 4, 2008, from FSP Phoenix Tower Limited Partnership in favor of Franklin Street Properties Corp.

10.2	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated December 4, 2008, from FSP Phoenix Tower Limited Partnership in favor of Franklin Street Properties Corp.